EXHIBIT 1.2

UNDERWRITING AGREEMENT

(Asset-Backed Notes)

New York, New York
_____ __, 200_

[Lead Underwriter’s name and address]

Ladies and Gentlemen:

SECTION 1. Introduction. Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company (the “Company”), proposes to sell to the Underwriters named on Schedule I hereto (the “Underwriters”) through __________, as representative of the Underwriters (the “Representative”), $_______ principal amount of its Class __ Asset-Backed Notes identified in Schedule I hereto (the “Offered Notes”) having the aggregate initial Note Balance set forth in Schedule I (subject to an upward or downward variance, not to exceed __%, of the precise initial Note Balance within such range to be determined by the Company in its sole discretion). As of the close of business on the date specified in Schedule I as the cut-off date (the “Cut-Off Date”), the Mortgage Loans will have the aggregate principal balance set forth in Schedule I. This Underwriting Agreement shall hereinafter be referred to as the “Agreement.” The Offered Notes are to be issued pursuant to an Indenture, dated as of _____ __, 200_ (the “Indenture”), among Wachovia Mortgage Loan Trust, LLC [_____] Trust (the “Issuer” or the “Trust”), __________, as indenture trustee (the “Indenture Trustee”) and __________, as paying agent (the “Paying Agent”) and secured by the assets of the Issuer consisting primarily of a pool of fixed-rate and adjustable-rate one-to-four-family residential mortgage loans, as described in Schedule I (the “Mortgage Loans”) to be acquired by the Company pursuant to a mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”), dated _____ __, 200_, between the Company and __________ (the “Seller”). The Mortgage Loans will be transferred by the Depositor to the Issuer pursuant to the Trust Agreement, dated as of _____ __, 200_ (the “Trust Agreement”) between the Depositor and Wilmington Trust Company as Owner Trustee (the “Owner Trustee”). [The Offered Notes will be subject to a yield maintenance agreement, dated as of _____ __, 200_, between the Owner Trustee and the Yield Maintenance Provider (the “Yield Maintenance Agreement”).] The Offered Notes will be issued in the denominations specified in Schedule I. The Indenture, this Agreement, the Trust Agreement[, the Yield Maintenance Agreement] and the Mortgage Loan Purchase Agreement are collectively referred to herein as the “Basic Documents.”

Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Indenture.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

(a)               The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Offered Notes. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Offered Notes and the plan of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the “Registration Statement” such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplement to the Basic Prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424, is hereinafter called the “Prospectus Supplement” and, collectively with the Basic Prospectus, the “Final Prospectus.” Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)               As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus or (B) the Current Report (as defined in Section 5(b) below), or any amendment

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thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto).

(c)               The Company has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

(d)               The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic Prospectus or for any additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement.

(e)               This Agreement has been duly authorized, executed and delivered by the Company, and each of the other Basic Documents to which the Company is a party, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

SECTION 3. Purchase, Sale and Delivery of Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, the principal amount of Offered Notes set forth opposite each such Underwriter’s name on Schedule I hereto. The purchase price for the Offered Notes is set forth as a percentage of the aggregate principal balance of the Offered Notes in Schedule I hereto.

The Company will deliver the Offered Notes to the Representative, against payment of the purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may be agreed upon by the Company and the Underwriters, at the offices of [Orrick, Herrington & Sutcliffe LLP], New York, NY at 10:00 A.M., Eastern time, on _____ __, 200_ or at such other place or time not later than seven full business days thereafter as the Representative and the Company determine, such time being referred to herein as the “Closing Date.”

The Offered Notes so to be delivered will be in such denominations and registered in such names as the Representative requests two full business days prior to the Closing Date and will be made available at the office of ________, [city], [state] or, upon the Representative’s request, through the facilities of The Depository Trust Company.

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SECTION 4. Offering by the Underwriters.

(a)               It is understood that the Underwriters propose to offer the Offered Notes subject to this Agreement for sale to the public (which may include selected dealers) on the terms as set forth in the Final Prospectus and the Underwriters agree that all such offers and sales by them shall be made in compliance with all applicable laws and regulations.

(b)               If any Underwriter shall fail to take up and pay for the amount of the Offered Notes agreed by such Underwriter to be purchased under this Underwriting Agreement upon tender of such Notes in accordance with the terms hereof, and the amount of the Offered Notes not purchased does not aggregate more than 10% of the total amount of the Offered Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for the Term Notes that the withdrawing or defaulting Underwriters agreed but failed to purchase.

This Underwriting Agreement shall terminate if (i) any Underwriter shall fail to take up and pay for the amount of the Offered Notes agreed by such Underwriter to be purchased under this Underwriting Agreement (such Underwriter being a "Defaulting Underwriter") upon tender of such Notes in accordance with the terms hereof, (ii) the amount of the Offered Notes not purchased aggregates more than 10% of the total amount of the Offered Notes set forth in Schedule I hereto, and (iii) arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Notes by other persons are not made within 36 hours thereafter. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Underwriting Agreement, to purchase the amount of the Offered Notes which such Underwriter agreed to purchase hereunder) be under any liability to the Company (except to the extent provided in Section 8 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Company or any other Underwriter by reason of its failure to take up and pay the Offered Notes as agreed to by such Defaulting Underwriter.

SECTION 5. Covenants of the Company. The Company hereby covenants and agrees with the Underwriters that:

(a)               Prior to the termination of the offering of the Offered Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which any Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Underwriters promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Offered Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with

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respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)               The Company will use its best efforts to cause any Computational Materials, Collateral Term Sheets and ABS Term Sheets (each as defined in Section 11 below) with respect to the Offered Notes which are delivered by the Underwriters to the Company pursuant to Section 11 to be filed with the Commission on a Current Report on Form 8-K (the “Current Report”) pursuant to Rule 13a-11 under the Exchange Act not later than the business day immediately following the day on which such Computational Materials, Collateral Term Sheets or ABS Term Sheets are delivered to counsel for the Company by the Underwriters as provided in Section 11, and will promptly advise the Underwriters when such Current Report has been so filed. Such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriters pursuant to Section 11 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 11 below), or which contain erroneous information or contain any untrue statement of a material fact or which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriters to the Company pursuant to Section 11 hereof.

(c)               If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials that are furnished to the Company pursuant to Section 11(d) hereof which the Company determines to file in accordance therewith.

(d)               The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the Final Prospectus and any amendments thereof and supplements

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thereto (other than exhibits to the related Current Report) as the Underwriters may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering[, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by the Underwriters].

(e)               The Company will furnish such information as may be required and otherwise cooperate in qualifying the Offered Notes for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

SECTION 6. Conditions to the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Offered Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)               The Representative shall have received from _______ (i) a letter, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder and otherwise in form and substance reasonably satisfactory to the Representative and counsel to the Representative and (ii) if requested by the Representative, a letter dated the Closing Date, updating the letter referred to in clause (i) above, in form and substance reasonably satisfactory to the Representative and counsel for the Representative.

(b)               All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Offered Notes shall have been duly taken and made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Underwriters, shall have been contemplated by the Commission.

(c)               Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Servicer which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Offered Notes; (ii) any downgrading in the rating of the securities of the Company by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally

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on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, North Carolina or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

(d)               The Representative shall have received a certificate dated the Closing Date of an executive officer of the Company in which such officer shall state that, to the best of such officer’s knowledge after reasonable inspection, (i) the representations and warranties of the Company contained in the Basic Documents are true and correct with the same force and effect as if made on the Closing Date and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(e)               The Representative shall have received an opinion of counsel for the Company, which may be an opinion of in-house counsel to the Company, to the effect that:

(i)                The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the state of Delaware;

(ii)               The Company has the requisite power and authority to execute and deliver the Basic Documents to which it is a party and to consummate the transactions contemplated therein;

(iii)              Each of the Basic Documents to which the Company is a party has been duly authorized, executed and delivered by the Company;

(iv)              To the best of such counsel’s knowledge and information, the execution and delivery of the Basic Documents and the consummation of the transactions contemplated therein will not conflict with, or result in a material breach of or a violation of any of the terms of, or constitute a material default under, the Articles of Incorporation or the Operating Agreement of the Company, or any material rule, order, statute or regulation of any court, regulatory body, administrative agency or governmental agency having jurisdiction over the Company, or the terms of any material indenture or other material agreement or instrument known to the officer to which the Company is a party or by which it or its properties are bound; and

(v)               To the best of such counsel’s knowledge, there are no actions, proceedings, or investigations pending or threatened before any court, administrative agency or other tribunal (x) asserting the invalidity of the Basic Documents or the Offered Notes, or (y) seeking to prevent the issuance of the Offered Notes or the consummation of any of the transactions contemplated by the Basic Documents or the Offered Notes which might materially and adversely affect the performance by the Company of its obligations under, or the validity or

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enforceability of, the Basic Documents or the Offered Notes, or (z) seeking adversely to affect the federal income tax attributes of the Offered Notes as debt.

(f)                The Representative shall have received a certificate of an executive officer of the Servicer, dated as of the Closing Date, to the effect that, to the best of such officer’s knowledge, such officer has reviewed the Final Prospectus as amended or supplemented to the Closing Date and nothing has come to such officer’s attention that would lead such officer to believe that the Final Prospectus as amended or supplemented, insofar as it relates to the Servicer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)               The Representative shall have received an opinion of counsel for [Seller][Servicer][Paying Agent], which may be an opinion of in-house counsel to [Seller][Servicer][Paying Agent], to the effect that:

(i)                [Seller][Servicer][Paying Agent] is duly organized and validly existing as a _______ formed under the laws of _______ and is authorized to own its assets and to transact its business;

(ii)               [Seller][Servicer][Paying Agent] has the power and authority to execute and deliver the Basic Documents to which it is a party and to consummate the transactions contemplated therein;

(iii)              Each of the Basic Documents to which [Seller][Servicer][Paying Agent] is a party has been duly authorized, executed and delivered by [Seller][Servicer][Paying Agent];

(iv)              No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by [Seller][Servicer][Paying Agent] of the transactions contemplated by the Basic Documents, except for such filings as may be required pursuant to the Purchase Agreement or the Trust Agreement or otherwise in order to perfect the ownership and security interests contemplated by the Indenture, the Trust Agreement and the Purchase Agreement;

(v)               Neither the execution, delivery and performance by [Seller][Servicer][Paying Agent] of its obligations under the Basic Documents to which it is a party, nor the consummation of any of the transactions contemplated by the Basic Documents, will conflict with, result in a material breach of or violation of any of the terms of, or constitute a material default under, the Articles of Association or By-laws of [Seller][Servicer][Paying Agent], as applicable, each as amended, or any material rule, order, statute or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over [Seller][Servicer][Paying Agent], as applicable, or the terms of any material indenture or other material agreement or instrument known to me to which

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[Seller][Servicer][Paying Agent] is a party or by which it or its properties are bound, respectively; and

(vi)              To the best of counsel’s knowledge, there are no actions, proceedings, or investigations pending or threatened before any court, administrative agency or other tribunal (x) asserting the invalidity of the Basic Documents or the Offered Notes, or (y) seeking to prevent the issuance of the Offered Notes or the consummation of any of the transactions contemplated by the Basic Documents or the Offered Notes which might materially and adversely affect the performance by [Seller][Servicer][Paying Agent], of its obligations under, or the validity or enforceability of, the Basic Documents or the Offered Notes, or (z) seeking adversely to affect the federal income tax attributes of the Offered Notes as debt.

(h)               The Representative shall have received an opinion of [Orrick, Herrington & Sutcliffe LLP], special counsel to the Company, which opinion may rely on, and assume the accuracy of, the opinion described in paragraph (e) above, dated the Closing Date, to the effect that:

(i)                The Offered Notes have been duly authorized by all necessary corporate action of the Company and, when executed, authenticated and delivered in the manner contemplated by the Indenture and paid for pursuant to this Agreement, will be validly issued and outstanding, and entitled to the benefits provided by the Indenture; and the Mortgage Loan Purchase Agreement, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to certain qualifications;

(ii)               Each of the Indenture and the Mortgage Loan Purchase Agreement represents the legal, valid and binding agreement of [Seller][Servicer][Paying Agent], in each of its capacities, enforceable against [Seller][Servicer][Paying Agent] in each of its capacities, in accordance with its terms, subject to certain qualifications;

(iii)              The Indenture has been duly qualified, and the Trust Agreement is not required to be qualified, under the Trust Indenture Act of 1939, as amended, and the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

(iv)              Assuming compliance with all provisions of the Agreements and the Trust Agreement, under existing law (a) the Offered Notes will be classified as debt for federal income tax purposes, and (b) neither the Issuer, nor any portion of the Issuer will be classified as an association or a taxable mortgage pool (or publicly traded partnership) taxable as a corporation;

(v)               The Registration Statement (which for purposes of such opinion shall not be deemed to include any exhibits filed therewith or any documents

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incorporated therein by reference) has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued; and

(vi)              The statements set forth in the Prospectus under the heading “Description of the Securities,” insofar as such statements purport to summarize certain provisions of the Offered Notes, the Indenture, the Servicing Agreement, the Trust Agreement and the Mortgage Loan Purchase Agreement, are correct in all material respects. The statements set forth in the Base Prospectus under the headings “Federal Income Tax Consequences” and “ERISA Considerations” and in the Prospectus Supplement under the headings “Material Federal Income Tax Considerations” and “ERISA Considerations,” to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

(i)                The Representative shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to any Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Representative or accompanied by reliance letters addressed to the Representative.

(j)                The Representative shall have received from [Orrick, Herrington & Sutcliffe LLP], special counsel for the Representative, a letter dated the Closing Date with respect to the Final Prospectus, substantially to the effect that nothing has come to counsel’s attention to cause counsel to believe that the Registration Statement (excluding any exhibits filed therewith), as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to (i) the financial statements, schedules and other financial and statistical information contained in or incorporated by reference into the Registration Statement or the Prospectus, (ii) any Computational Materials or ABS Term Sheets[, (iii) any information contained in the Prospectus Supplement under the heading “The Enhancer” or (iv) any information contained in the Prospectus Supplement under the heading “The Yield Maintenance Provider”]).

(k)               The Representative shall have received an opinion of counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

(i)                The Indenture Trustee is duly organized, validly existing and in good standing as a _____ under the laws of the ______, and has the requisite entity power and authority to execute and deliver the Basic Documents and to perform its obligations thereunder;

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(ii)               The performance of the Indenture Trustee’s obligations under the Basic Documents and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or ______ State of court, agency or other governmental body, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given;

(iii)              The performance of the Indenture Trustee’s obligations under the Basic Documents and the consummation of the transactions contemplated thereby will not result in: (i) any breach or violation of its certificate of incorporation or bylaws or (ii) any breach or violation of any United States federal or State of ______ statute or regulation or, to counsel’s knowledge, any order of any United States federal or State of ______ court, agency or other governmental body;

(iv)              To counsel’s knowledge, (i) there is no legal action, suit, proceeding or investigation before any United States federal or State of ______ court, agency or other governmental body pending or (ii) threatened against the Indenture Trustee which, either in one instance or in the aggregate, draws into question the validity of any of the Basic Documents, seeks to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or would impair materially the Indenture Trustee’s ability to perform its obligations under any of the Basic Documents;

(v)               Each of the Basic Documents has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the necessary authorization, execution and delivery thereof by the other parties thereto, is a valid and legally binding agreement under the laws of the State of ______, enforceable thereunder against the Indenture Trustee in accordance with its terms; and

(vi)              The Offered Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

(l)                The Underwriters shall have received an opinion of counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel, to the effect that:

(i)                The Owner Trustee is duty incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of _____ and has the power and authority to execute, deliver and perform the Trust Agreement;

(ii)               The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee;

(iii)              Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing,

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registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of ______ or the United States of America governing the trust powers of the Owner Trustee;

(iv)              Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of ______ or of the United States of America governing the trust powers of the Owner Trustee or, to counsel’s knowledge without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to counsel’s knowledge without independent investigation, of any judgment or order applicable to the Owner Trustee; and

(v)               To counsel’s knowledge without independent investigation, there are no proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement.

(m)              The Underwriters shall have received an opinion of counsel to the Issuer, dated the Closing Date, in form substance satisfactory to the Underwriters and their counsel to the effect that:

(i)                The Trust has been duly formed and is validly existing and in good standing as a statutory trust under Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Basic Documents.

(ii)               The Basic Documents have been duly authorized, executed and delivered by the Trust.

(iii)              The Certificates have been duly executed by the Trust and when authenticated on behalf of the Trust and delivered upon the written order of the Depositor in accordance with the Trust Agreement, will be validly issued and entitled to the benefits of the Trust Agreement.

(iv)              Neither the execution, delivery and performance by the Trust of the Basic Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.

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(v)               Neither the execution, delivery and performance by the Trust of the Basic Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(vi)              The Trust Agreement is the legal, valid and binding obligation of the Owner Trustee and the Company, enforceable against the Owner Trustee and the Company, in accordance with its terms.

(n)               [The Underwriters shall have received an opinion of counsel to _______ (the “Enhancer”), dated the Closing Date, in form substance satisfactory to the Underwriters and their counsel to the effect that:

(i)                The Enhancer is a _______ duly organized and validly existing under the laws of the State of _______ and duly qualified to conduct an insurance business in the State of _______. The Enhancer is validly licensed and authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof under the laws of the State of _______.

(ii)               The Enhancer has full _______ power and authority to execute and deliver the Policy, and the Policy has been duly authorized, executed and delivered by the Enhancer and constitutes a legal, valid and binding obligation of the Enhancer enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors’ rights generally and by general principles of equity and general principles of public policy.

(iii)              The execution and delivery by the Enhancer of the Policy and the Agreements will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Authority, Restated Articles of Incorporation or By-Laws of the Enhancer, or to counsel’s knowledge, any restriction contained in any contract, agreement or instrument to which the Enhancer is a party or by which it is bound or constitute a default under any of the foregoing.

(iv)              Proceedings legally required for the issuance of the Policy have been taken by the Enhancer and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

(v)               The Policy is exempt from registration under the Securities Act of 1933, as amended.

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(vi)              To counsel’s knowledge, there is no action, suit, proceeding or investigation pending against or affecting the Enhancer in any court, or before or by any governmental body, which asserts the invalidity or unenforceability of the Policy.

(vii)             The statements contained in the Prospectus Supplement under the headings “The Enhancer” and “Description of the Policy”, insofar as such statements constitute summaries of the matters referred to therein, accurately reflect and fairly present the information purported to be shown and, insofar as such statements describe the Enhancer, fairly and accurately describe the Enhancer, other than any financial or statistical information contained or incorporated by reference therein, as to which counsel expresses no opinion.

(viii)            The Enhancer has full corporate power and authority to execute and deliver the Agreements and the Agreements have been duly executed and are the valid and binding obligations of the Enhancer enforceable in accordance with their terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights and by general principles of equity and subject to general principles of public policy (including, but not limited to, those limiting the right to enforce the indemnification provisions contained therein).]

(o)               [The Underwriters shall have received an opinion of in-house counsel to the Yield Maintenance Provider, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.]

(p)               [The Yield Maintenance Agreement shall have been executed by the Yield Maintenance Provider and the Indenture Trustee.]

(q)               On or before the Closing Date, the Representative shall have received evidence satisfactory to it that the Offered Notes have been given the ratings set forth on Schedule I hereto.

(r)                At the Closing Date, the Offered Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

(s)               The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(t)                All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Trust Agreement, the Indenture, the Mortgage Loan Purchase Agreement, the Offered Notes, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions

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contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Representative, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

The Company will provide or cause to be provided to the Underwriters such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representative.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

SECTION 7. Reimbursement of the Underwriters’s Expenses. If the sale of the Offered Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Offered Notes.

SECTION 8. Indemnification and Contribution.

(a)               The Company agrees to indemnify and hold harmless the Underwriters and the Servicer, and any person who controls the Underwriters or the Servicer within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Notes as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse the Underwriters and the Servicer and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (A) therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters (in the case of any indemnity for the benefit of the

15

Underwriters or any person who controls any Underwriter) or the Servicer (in the case of any indemnity for the benefit of the Servicer or any person who controls the Servicer) specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of the Underwriters (or any person controlling the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Offered Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will inure to the benefit of each of the members, directors, officers, representatives and agents of each of the Underwriters and will be in addition to any liability which the Company may otherwise have.

(b)               Each of the Underwriters, severally but not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and the Servicer and each person who controls the Company or the Servicer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters and the Servicer, but only with reference to (A) written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the documents referred to in the foregoing indemnity or (B) any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by the Underwriters pursuant to Section 11 and incorporated by reference in the Registration Statement or the Final Prospectus; provided, however, that each Underwriter makes such indemnity only with respect to the extent such Computational Materials, Collateral Term Sheets or ABS Term Sheets were prepared by it; provided, further, that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any error in the information concerning the Mortgage Loans (a “Collateral Error”) furnished by the Servicer to the Underwriters in writing or by electronic transmission that was used in the preparation of any Computational Materials, Collateral Term Sheets or ABS Term Sheets included in any Current Report (or amendment or supplement thereof), other than a Collateral Error as to which, prior to the time of confirmation of the sale of the Offered Notes to the person asserting a claim, the Servicer notified the Underwriters in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a “Corrected Collateral Error”), and the Underwriters failed to notify such person thereof or to deliver such person corrected Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company and the Servicer acknowledge that the statements set forth in the Prospectus Supplement in the second sentence of the last paragraph on the cover page, in the first sentence under the subheading “Risk Factors—Limited liquidity of the notes may limit the ability to sell the notes or realize a desired yield” and in the second, fourth and fifth paragraphs under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by the Underwriters).

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(c)               The Servicer agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriters and each person who controls the Company or the Underwriters within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters and the Servicer, but only with reference to (A) written information relating to the Servicer or the Mortgage Loans furnished to the Company by or on behalf of the Servicer specifically for use in the preparation of the documents referred to in the foregoing indemnity and (B) any Collateral Error with respect to the Mortgage Loans, other than a Corrected Collateral Error. The Company and the Underwriters acknowledge that the statements set forth under the headings “Description of the Mortgage Loans—Initial Mortgage Loan Characteristics,” “Description of the Mortgage Loans—Underwriting Standards,” “The Seller and Servicer—General” and “The Seller and Servicer—Delinquency and Loss Experience of the Servicer’s Portfolio” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Servicer for inclusion in the documents referred to in the foregoing indemnity.

(d)               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of subparagraphs (a) or (c), representing the indemnified parties under subparagraphs (a) or (c) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

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(e)               To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a), (b) or (c) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Underwriters or the Servicer on the grounds of policy or otherwise, the Company, the Underwriters or the Servicer shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Underwriters or the Servicer may be subject, as follows:

(i)                in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials, Collateral Term Sheets or ABS Term Sheets, in such proportion as is appropriate to reflect the relative benefit received by each of the Company, the Underwriters and the Servicer; and

(ii)               in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials, Collateral Term Sheets or ABS Term Sheets, in such proportion as is appropriate to reflect the relative fault of the Company, the Underwriters and the Servicer in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials, Collateral Term Sheets or ABS Term Sheets results from information prepared by the Company, the Underwriters or the Servicer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding the provisions of this paragraph (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount for such Underwriter. Notwithstanding anything to the contrary in this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriters within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriters, each person who controls the Servicer within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Servicer and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify

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such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

SECTION 9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Servicer and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Servicer or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Notes. The provisions of Sections 7 and 8 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Offered Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by federal authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Offered Notes.

SECTION 11. Computational Materials and ABS Term Sheets.

(a)               Not later than 10:30 a.m., Eastern time, on a date no later than four business days before delivery of the Final Prospectus to the Underwriters, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in the Offered Notes which constitute either (i) “Computational Materials” within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”) or (ii) “ABS Term Sheets” within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the “PSA Letter” and together with the Kidder Letters, the “No-Action Letters”), if the filing of such materials with the Commission is a condition of the relief granted in such letters. In the case of any such materials that constitute “Collateral Term Sheets” within the meaning of the PSA Letter, if such Collateral Term Sheets have not previously been delivered to the Company as contemplated by Section 11(b)(i) below, five complete copies of such Collateral Term Sheets shall be delivered by the Underwriters to the Company no later than 10:30 a.m., Eastern time, on the first business day following the date on which such Collateral Term Sheets were initially provided to a potential investor. Each delivery of Computational Materials, Collateral Term Sheets and/or ABS Term Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering

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four copies of such materials to counsel for the Company on behalf of the Company and one copy of such materials to the Company at the address specified in Section 12 hereof.

(b)               The Underwriters represent and warrant to and agree with the Company, as of the date hereof and as of the Closing Date, that:

(i)                if the Underwriters have provided any Collateral Term Sheets to potential investors in the Offered Notes prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case the Underwriters delivered four copies of such materials to counsel for the Company on behalf of the Company and one copy of such materials to the Company at the address specified in Section 12 hereof no later than 10:30 a.m., Eastern time, on the first business day following the date on which such materials were initially provided to a potential investor;

(ii)               the Computational Materials (either in original, aggregated or consolidated form), Collateral Term Sheets and ABS Term Sheets furnished to the Company pursuant to Section 11(a) or as contemplated in Section 11(b)(i) constitute all of the materials furnished to prospective investors by the Underwriters (whether in written, electronic or other format) prior to the time of delivery thereof to the Company with respect to the Offered Notes in accordance with the No-Action Letters, and such Computational Materials, Collateral Term Sheets and ABS Term Sheets comply with the requirements of the No-Action Letters;

(iii)              except as resulting directly from any Collateral Error, on the respective dates any such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets with respect to the Offered Notes were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to this Section 11 and on the Closing Date, such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)              all Computational Materials, Collateral Term Sheets and ABS Term Sheets contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials, Collateral Term Sheets or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

(v)               all Collateral Term Sheets with respect to the Offered Notes furnished to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Final Prospectus and, except in the case of the initial Collateral Term Sheet,

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that such information supersedes the information in all prior Collateral Term Sheets; and

(vi)              on and after the date hereof, the Underwriters shall not deliver or authorize the delivery of any Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials relating to the Offered Notes (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Final Prospectus prior to or at the same time as the delivery of such Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials.

Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials, Collateral Term Sheets or ABS Term Sheets included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from the Company or the Servicer of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

(c)               The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials, Collateral Term Sheets or ABS Term Sheets to any prospective investor, and agree that any Computational Materials, Collateral Term Sheets or ABS Term Sheets with respect to the Offered Notes furnished to prospective investors shall include a disclaimer as contemplated in paragraph (b)(v) above. The Underwriters agree that they will not represent to investors that any Computational Materials, Collateral Term Sheets and/or ABS Term Sheets were prepared or disseminated on behalf of the Company.

(d)               If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriters pursuant to this Section 11 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the rules thereunder, the Underwriters, at their expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriters represent and warrant to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the

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accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

(e)               The Underwriters (at their own expense) further agree to provide to the Company any accountants’ letters obtained relating to the Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, which accountants’ letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriters shall have no obligation to procure such letter.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to the Underwriters shall be directed to _________, [address], Attention: _______; notices to the Company shall be directed to it at Wachovia Mortgage Loan Trust, LLC, [address], Attention: General Counsel and Chief Financial Officer; and notices to the Servicer shall be directed to _________, [address], Attention: _______.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, the Servicer, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

SECTION 15. Reserved.

SECTION 16. Miscellaneous.

(a)               This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

(b)               Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

(c)               This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

(d)               The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

Very truly yours,

WACHOVIA MORTGAGE LOAN
TRUST, LLC

By:__________________________________
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

[NAME OF LEAD UNDERWRITER]
Acting on behalf of itself
and as the Representative
of the Underwriters

By:_________________________________
Name:
Title:

Solely for purposes of Sections 6, 8, 9, 10 and 12-15:

[NAME OF SERVICER],
as Servicer

By:_________________________________
Name:
Title:

[Underwriting Agreement]

SCHEDULE I

Offered Notes: Asset-Back Notes, Series [_____], Class __.

Registration Statement File Number: 333-______.

Initial Principal Amount of Offered Notes:

Class	Initial Note Balance
Class __	$_______

Classes of Book-Entry Notes:	Class __.

Description of Mortgage Loans:	Fixed-rate and adjustable-rate one-to-four-family residential mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $_______.

Denominations:

The Offered Notes listed above under Book-Entry Notes will be issued in book-entry form. Each such Note will be evidenced by one or more notes registered in the name of Cede & Co. (“Cede”) in the aggregate amount equal to the Initial Note Balance of such Class. Interests in such Classes of Offered Notes issued in the name of Cede may be purchased by investors in minimum denominations of $_______ and integral multiples of $_______.

Cut-Off Date:	_____ __, 200_

Note Ratings:

Class ___

S&P		Moody’s

_____		_______

Underwriter	Amount of Series [_____], Class __ Notes to be Purchased
______________	$_______ $_______ $_______

Purchase Price Percentage:
Class __ Notes	_____%

I-2